UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
		      Washington, D.C. 20549




			     Form 8-K


			  CURRENT REPORT
		  Pursuant to Section 13 or 15(d)
	      of the Securities Exchange Act of 1934

	 Date of Report (Date of earliest event reported)

			September 3, 1996

		  SOUTHERN NATIONAL CORPORATION
     (Exact name or registrant as specified in its charter)

		 Commission file number: 1-10853

      North Carolina                             56-0939887
 (State of incorporation)          (I.R.S. Employer Identification No.)

	200 West Second Street
    Winston-Salem, North Carolina                   27101
(Address of principle executive offices)          (Zip Code)

			  (910) 733-2000
       (Registrant's telephone number, including area code)


This Form 8-K has 5 pages. The sequential numbering of the pages is included on the bottom center.

				Page 1

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ITEM 5.    OTHER EVENTS.

On September 3, 1996, Southern National Corporation, a North Carolina corporation, announced that it had completed the acquisition of Regional Acceptance Corporation, a North Carolina corporation. A copy of the press release is attached as Exhibit 99(a) hereto.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   EXHIBITS

      EXHIBIT
      NUMBER            DESCRIPTION OF DOCUMENT

      99(a) Press Release of Southern National Corporation dated September 3, 1996.

September 3, 1996


FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS                                                    MEDIA
B. Gloyden Stewart, Jr.       Scott E. Reed                 Bob Denham
Senior Vice President         Senior Executive              Vice President
				Vice President
Investor Relations            Chief Financial Officer       Public Relations
(919) 246-4219                (910) 733-3088                (910) 733-2202


Southern National completes
acquisition of Regional Acceptance

	WINSTON-SALEM, N.C. -- Southern National Corporation (NYSE:SNB) completed today its acquisition of Regional Acceptance Corporation of Greenville, N.C., in a transaction accounted for as a pooling of interests.

	Regional Acceptance, which has 28 branch offices in North Carolina, South Carolina, Virginia and Tennessee, specializes in indirect financing for consumer purchases of mid-model and late-model used automobiles. Approximately
5.85 million shares of common stock of Southern National were issued in exchange for all the outstanding shares of Regional Acceptance.

	In response to recent prohibitions by the Securities and Exchange Commission against acquiring shares of common stock after a pooling of interests, Southern National, acting under authority granted by the Board of Directors, also announced that its share buyback program to repurchase up to 5 million shares of its common stock, approved by the Board in April 1995, has been amended. Approximately 1.7 million shares remaining under that program will be repurchased in the future only as needed for issuance in specific business combinations to be accounted for as purchases.

S I G N A T U R E

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					      SOUTHERN NATIONAL CORPORATION
							(Registrant)

					      By:     /S/ SHERRY A. KELLETT

						      Sherry A. Kellett
				       Executive Vice President and Controller
					   (Principal Accounting Officer)
Date:  September 3, 1996